                                                                      EXHIBIT 15


                          ACCOUNTANT'S AWARENESS LETTER

May 2, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 10, 2004 (except for the matters discussed in Note 2 and Note 8 to the consolidated interim financial statements, as to which the date is March 25, 2005) on our review of interim financial information of Pride International, Inc. (the "Company") for each of the three-month periods ended March 31, 2004 and March 31, 2003 and included in the Company's quarterly report on Form 10-Q/A for the quarter ended March 31, 2004 is incorporated by reference in its Post-Effective Amendment No. 1 on Form S-8 to the Registration Statements on Form S-4 (Nos. 333-66644 and 333-666444-01), its Registration Statements on Form S-3 (Nos. 333-89604, 333-107996, 333-107051 and 333-118106), its Registration Statement on Form S-4 (No. 333-118104) and its Registration Statement on Form S-8 (No. 333-115588).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas